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                                                                   EXHIBIT 10.2



                               ESCROW AGREEMENT


     This Agreement ("Escrow Agreement") is made this _____ day of ___________ by and among CNB Bancorp, Inc. ("Bank"), and COMMUNITY BANKERS' BANK ("Escrow Agent").

     Whereas, "Bank" has requested Community Bankers' Bank to serve as escrow agent to invest escrow funds collected by "Bank" in connection with stock subscriptions sold during the organization of "Bank".

     Whereas, Community Bankers' Bank has agreed to serve as escrow agent for those funds.

     NOW THEREFORE, in consideration of the above recital, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

     1. ESCROW AGENT DUTIES AND RESPONSIBILITIES: Escrow Agent shall receive checks from CNB Bancorp, Inc. from time to time and send those checks for collection in the ordinary course of business. The proceeds of the check shall be invested in U.S. Government Securities (i.e., bills, bonds, and notes, but not repurchase agreements) ("Escrow Funds"). The funds shall be invested so that interest is earned and paid in accordance with the procedures prescribed by the underlying investment.

     2. INTEREST EARNED: Interest earned on the Escrow Funds shall, for income tax reporting purposes, be reported to the Internal Revenue Service for the account of CNB Bancorp, Inc. The Address is for CNB Bancorp, Inc. is as follows: 70 E. Windsor Blvd., Suite B, Windsor, VA 23487. The Taxpayer Identification Number for CNB Bancorp, Inc. is # 54-2059214.

     3. DISBURSEMENT OR DELIVERY OF DEPOSIT: The Escrow Agent shall deliver the Escrow Funds to "Bank" upon written notification by "Bank" and the Office of the Comptroller of the Currency that said funding may be released to "Bank". The Escrow Agent shall deliver the funds within 24 hours of receiving said notices. If no such notices are received by December 31, 2002, then the Escrow Agent shall return the Escrow funds to "Bank" with interest thereon.

     4. LIMITATIONS OF LIABILITY: The Escrow Agent shall not be liable for any loss or damage resulting from the financial status or insolvency of CNB Bancorp, Inc. or any subscriber of CNB Bancorp, Inc. or the default, error, act, or failure to act by CNB Bancorp, Inc. It is understood and agreed that the Escrow Agent's only duties and obligations hereunder are expressly set forth in this Escrow Agreement and no implied duties or obligations shall be read into this Escrow Agreement.

     5. RELEASE UPON PAYMENT: Payment and/or delivery of the Escrow Funds and interest earned thereon in accordance with the terms, conditions and provisions of this Escrow Agreement shall fully and forever discharge and exonerate the Escrow Agent hereunder from any and all further liability or obligation of any nature or character, at law or in equity, to CNB Bancorp, Inc. or the Office of the Comptroller under this Escrow Agreement.
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     6.  SUBSTITUTION OR RESIGNATION OF ESCROW AGENT: CNB Bancorp, Inc. may
         appoint a substitute escrow agent hereunder in place of Escrow Agent by giving the Escrow Agent fifteen (15) days prior written notice of such substitution. Escrow Agent may resign upon thirty (30) days written notice to CNB Bancorp, Inc. If CNB Bancorp, Inc. does not appoint a substitute escrow agent within such thirty (30) day period, Escrow Agent may petition a court to name a successor.

     7. NOTICE: Any notice shall be in writing and deemed duly given when delivered in person (with receipt) or sent by overnight courier, or by certified mail (postage prepaid, return receipt requested) to the parties as follows:

             as to CNB Bancorp, Inc.:
                                       CNB Bancorp, Inc.
                                       70 E. Windsor Blvd., Suite B
                                       Windsor, VA  23487
                                       Attn. Douglas A. Chesson, President & CEO

             as to Community Bankers' Bank:

                                       Community Bankers' Bank
                                       557 Southlake Boulevard
                                       P.O. Box 35626
                                       Richmond, VA  23235
                                       Attn. Eileen B. Bass, Investment Officer

     8. MISCELLANEOUS: This Escrow Agreement shall inure to the benefit of and shall be binding upon the parties hereto in their respective heirs, personal representatives, successors, and assigns. This Escrow Agreement shall be construed, enforced and interpreted under the law of the Commonwealth of Virginia without regard to principles of conflict of laws. Time shall be of the essence for all purposes in construing and applying the provisions of this Escrow Agreement. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. This Escrow Agreement may not be modified or amended in any way except by writing signed by CNB Bancorp, Inc. and Community Bankers' Bank.

     IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed as of the date set forth above.

     CNB Bancorp, Inc.       Community Bankers' Bank

     By:  ______________________      By:  ________________________

     Title :  ____________________    Title:  _______________________

     Date:   ____________________     Date:  _______________________